Exhibit10.3
EXECUTION VERSION

GUARANTY AGREEMENT

dated as of March 19, 2007
by and among
certain Subsidiaries of GRAY TELEVISION, INC.,
as Guarantors,
in favor of
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

     GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified, this “Guaranty” or this “Agreement”), dated as of March 19, 2007, is made by certain Subsidiaries of GRAY TELEVISION, INC., a Georgia corporation (such Subsidiaries, collectively, the “Guarantors”, each, a “Guarantor”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself and the other Secured Parties.
STATEMENT OF PURPOSE
     Pursuant to the terms of the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Gray Television, Inc., as borrower (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), and the Administrative Agent, the Lenders have agreed to make Advances to the Borrower upon the terms and subject to the conditions set forth therein.
     The Borrower and the Guarantors, though separate legal entities, comprise one integrated financial enterprise, and all Advances to the Borrower will inure, directly or indirectly, to the benefit of each of the Guarantors.
     It is a condition precedent to the obligation of the Lenders to make their respective Advances to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Advances to the Borrower thereunder, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, as follows:
ARTICLE I
DEFINED TERMS
     SECTION 1.1 Definitions. The following terms when used in this Guaranty shall have the meanings assigned to them below:
     “Additional Guarantor” means each Subsidiary of the Borrower which hereafter becomes a Guarantor pursuant to Section 4.17 hereof and Section 5.13 of the Credit Agreement.
     “Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).
     “Guaranteed Obligations” has the meaning set forth in Section 2.1.

     “Hedging Agreement” means any Interest Rate Hedge Agreement permitted under the Credit Agreement, by and between the Borrower or any of its Subsidiaries and any Person that is a Lender or an Affiliate thereof at the time such Interest Rate Hedge Agreement is executed.
     SECTION 1.2 Other Definitional Provisions. Capitalized terms used and not otherwise defined in this Guaranty, including in the preambles and recitals hereof, shall have the meanings ascribed to them in the Credit Agreement. In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, the Credit Agreement shall control. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor’s Collateral or the relevant part thereof.
ARTICLE II
GUARANTY
     SECTION 2.1 Guaranty. Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Administrative Agent for the ratable benefit of itself and the other Secured Parties, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any other Secured Party or acquired by the Administrative Agent or any other Secured Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when any of the above become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).
     SECTION 2.2 Bankruptcy Limitations on Guarantors. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Guarantor and the Secured Parties that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws after giving effect to Section 2.3(a). To that end, but only in the event and to the extent that after giving effect to Section 2.3(a) such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to Section 2.3(a), the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this Section 2.2 is intended solely to preserve the rights of the Administrative Agent hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.
     SECTION 2.3 Agreements for Contribution.
     (a) The Guarantors hereby agree among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 2.3(a) shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations (other than contingent and expense reimbursement obligations for which no claim has been made) have been paid in full, and none of the Guarantors shall exercise any right or remedy under this Section 2.3(a) against any other Guarantor until such Guaranteed Obligations (other than contingent and expense reimbursement obligations for which no claim has been made) have been paid in full. For purposes of this Section 2.3(a), (i) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (ii) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (iii) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors) of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. This Section 2.3 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Applicable Law against the Borrower in respect of any payment of Guaranteed Obligations.
     (b) No Subrogation. Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any other Secured Party, or the receipt of any amounts by the Administrative Agent or any other Secured Party with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or the other Guarantors or against any collateral security held by the Administrative Agent or any other Secured Party for the payment of the Guaranteed Obligations, nor shall any of the Guarantors seek any reimbursement from the Borrower or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the other Secured Parties on account of the Guaranteed Obligations (other than contingent and expense reimbursement obligations for which no claim has been made) are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.
     SECTION 2.4 Nature of Guaranty.
     (a) Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

     (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrower or any Guarantor is or may become a party;
     (ii) the absence of any action to enforce this Guaranty, the Credit Agreement, any other Loan Document or any Hedging Agreement or the waiver or consent by the Administrative Agent or any other Secured Party with respect to any of the provisions of this Guaranty, the Credit Agreement, any other Loan Document or any Hedging Agreement;
     (iii) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any other Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or
     (iv) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;
it being agreed by each Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged until the final payment and performance, in full, of the Guaranteed Obligations (other than contingent and expense reimbursement obligations for which no claim has been made) and the termination of the Commitments.
     (b) Each Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment) against the Administrative Agent, the other Secured Parties or the Borrower whether now existing or which may arise in the future.
     (c) Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.
     SECTION 2.5 Waivers. To the extent permitted by law, each Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):
     (a) any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any other Secured Party to proceed in respect of the Guaranteed Obligations against the Borrower or any other Person or against any security for, or other guaranty of, the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;

     (b) any defense based upon the failure of the Administrative Agent or any other Secured Party to commence an action in respect of the Guaranteed Obligations against the Borrower, such Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;
     (c) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the other Secured Parties of this Guaranty;
     (d) any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Laws, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty; and
     (e) any and all rights to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon, or acceptance of, this Guaranty.
     Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any other Secured Party which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such other Secured Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transactions contemplated by the Credit Agreement, the other Loan Documents and any Hedging Agreement and, but for this Guaranty and such waivers, the Administrative Agent, the Lenders and the other Secured Parties would decline to enter into the Credit Agreement, the other Loan Documents and any Hedging Agreement.
     SECTION 2.6 Modification of Loan Documents, etc. Neither the Administrative Agent nor any other Secured Party shall incur any liability to any Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:
     (a) any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;
     (b) any action under or in respect of the Credit Agreement, the other Loan Documents or any Hedging Agreement in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;
     (c) any amendment to, or modification of, in any manner whatsoever, the Loan Documents or any Hedging Agreement;

     (d) any extension or waiver of the time for performance by any Guarantor, any other guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document or any Hedging Agreement, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;
     (e) the taking and holding of security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the other Secured Parties have been granted a Lien, to secure any Indebtedness of any Guarantor, any other guarantor or the Borrower to the Administrative Agent or the other Secured Parties;
     (f) the release of anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, any other guarantor or the Borrower to the Administrative Agent or any other Secured Party;
     (g) any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, any other guarantor or the Borrower are subordinated to the claims of the Administrative Agent or any other Secured Party; or
     (h) any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by any Guarantor, any other guarantor or the Borrower to the Administrative Agent or any other Secured Party in such manner as the Administrative Agent or any other Secured Party shall determine in its reasonable discretion.
     SECTION 2.7 Demand by the Administrative Agent. In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.
     SECTION 2.8 Remedies.
     (a) Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantors their obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement or the other Loan Documents or otherwise.
     (b) Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by any of the Secured Parties with respect to the FCC Licenses (or any Collateral relating to such FCC Licenses) unless and until all requirements of Applicable Law, including, without limitation, any state law, or any required approval under the Communications Act, and any applicable rules and regulations thereunder, requiring the consent to or approval of such action by the FCC or any governmental or other authority, have been satisfied. Each

Guarantor covenants that upon request of any of the Secured Parties after and during the continuance of an Event of Default it will cause to be filed such applications and take such other action as may be requested by such Person or Persons to obtain consent or approval of the FCC or any governmental or other authority which has granted any FCC License to such Guarantor to any action contemplated by this Agreement and to give effect to the Security Interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to a change in ownership or control pursuant to the provisions of the Communications Act. To the extent permitted by Applicable Law, the Administrative Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of each Guarantor, in its name and stead, to execute and file, upon the occurrence and during the continuance of an Event of Default after ten (10) Business Days’ prior notice to such Guarantor, all necessary applications with the FCC and with any governmental or other authority. The power of attorney granted herein is coupled with an interest and shall be irrevocable for so long as any of the Guaranteed Obligations remains unpaid or unperformed (other than contingent and expense reimbursement obligations for which no claim has been made) or any of the Lenders have any obligation to make Advances under the Credit Agreement, regardless of whether the conditions precedent to the making of any such Advances has been or can be fulfilled.
     SECTION 2.9 Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent and the other Secured Parties and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Administrative Agent, the Lenders and the other Secured Parties, the obligations of the Borrower under the Loan Documents or any Hedging Agreement. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Administrative Agent or any Secured Party to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent”, or “Secured Party” herein shall be deemed to refer equally to such Person or Persons.
     SECTION 2.10 Termination; Reinstatement.
     (a) Subject to clause (c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations (other than contingent and expense reimbursement obligations for which no claim has been made) and all the obligations of the Guarantors shall have been paid in full and the Commitments terminated.
     (b) No payment made by the Borrower, any Guarantor, or any other Person received or collected by the Administrative Agent or any other Secured Party from the Borrower, any Guarantor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantors up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations (other than contingent and expense reimbursement obligations for which no claim has been made) shall have been paid in full and the Commitments terminated.

     (c) Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened claim, or the proceeds of any Collateral are required to be refunded by the Administrative Agent or any other Secured Party to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).
     SECTION 2.11 Payments. Payments by the Guarantors shall be made to the Administrative Agent, to be credited and applied to the Guaranteed Obligations in accordance with Section 8.3 of the Credit Agreement, as applicable, in immediately available Dollars to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     To induce the Administrative Agent and the Lenders to make any Advances, each Guarantor hereby represents and warrants that:
     SECTION 3.1 Organization; Power; Qualification. Such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Such Guarantor has the requisite power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Such Guarantor is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where failure to be so qualified, in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.
     SECTION 3.2 Authorization of Agreement; Enforceability. Such Guarantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Guaranty in accordance with its terms. This Guaranty has been duly executed and delivered by the duly authorized officers of the Guarantor and constitutes the legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
     SECTION 3.3 Compliance of Guaranty with Laws, etc. The execution, delivery and performance by such Guarantor of this Agreement and the transactions contemplated hereby will not (i) violate any Applicable Law respecting such Guarantor, (ii) require any consent or approval, governmental or otherwise, not already obtained, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreements or operating agreements or trust agreements (or the equivalents thereof), as the case may be, as amended, of such Guarantor, or under any material Operating Agreement, or any other material indenture, agreement, or other instrument, to which such Guarantor is a party or by which any of them or their respective properties may be bound or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Guarantor, except for Permitted Liens.
     SECTION 3.4 Solvency. As of the Agreement Date (or such later date upon which such Guarantor became a party hereto), (i) the property of such Guarantor, at a fair valuation, will exceed its debt; (ii) the capital of such Guarantor will not be unreasonably small to conduct its business; (iii) such Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of such Guarantor will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 3.4, “debt” means any liability on a claim, and “claim” means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.
     SECTION 3.5 Incorporated Representations and Warranties. Each representation and warranty contained in Sections 4.1(h) and 4.1(i) of the Credit Agreement relating to such Guarantor is true and correct as if made by such Guarantor herein.
ARTICLE IV
MISCELLANEOUS
     SECTION 4.1 Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 11.1 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors, at the address of the Borrower set forth in Section 11.1 of the Credit Agreement.
     SECTION 4.2 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.12 of the Credit Agreement.

     SECTION 4.3 Expenses; Indemnification; Waiver of Consequential Damages, etc.
     (a) Each Guarantor agrees to pay or reimburse each applicable Secured Party and the Administrative Agent for all its reasonable costs and expenses incurred in connection with enforcing or preserving any rights under this Guaranty, the other Loan Documents and any Hedging Agreement, to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent.
     (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any such Guarantor’s delay in paying, Indemnified Taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guaranty.
     (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Borrower would be required to do so pursuant to Sections 5.11 and 11.2 of the Credit Agreement, subject to the limitations and qualifications set forth therein.
     (d) To the fullest extent permitted by applicable law, each Guarantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. No Indemnitee referred to in this Section 4.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guaranty, the other Loan Documents or any Hedging Agreement, or the transactions contemplated hereby or thereby, unless such use of information or other materials by unintended recipients is determined by a court of competent jurisdiction, by a final nonappealable judgment, to have resulted from the gross negligence or willful misconduct of such Indemnitee.
     (e) All amounts due under this Section 4.3 shall be payable promptly after demand therefor.
     SECTION 4.4 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Guarantor hereby irrevocably authorizes the Administrative Agent, the Issuing Bank, each other Secured Party and each of their respective Affiliates at any time and from time to time pursuant to Section 11.4 of the Credit Agreement, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party, the Issuing Bank or any such Affiliate to or for the credit or the account of such Guarantor, against any and all of the obligations of the Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Secured Party or the Issuing Bank, irrespective of whether or not such Secured Party or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Guarantor may be contingent or unmatured or are owed to a branch or office of such Secured Party or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Secured Party, the Issuing Bank and their respective Affiliates under this Section 4.4 are in addition to other rights and remedies (including other rights of setoff) that such Secured Party, the Issuing Bank or their respective Affiliates may have. Each Secured Party and the Issuing Bank agrees to notify the Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. To the extent that any conflict may exist between this Section 4.4 and Section 11.4 of the Credit Agreement, then Section 11.4 of the Credit Agreement shall control.
     SECTION 4.5 Governing Law; Jurisdiction; Venue.
     (a) Governing Law. This Guaranty and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to agreements made to be performed in New York.
     (b) Submission to Jurisdiction. . If any action or proceeding shall be brought by the Administrative Agent or any Secured Party hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or any other Loan Document, the Guarantors hereby consent, and will cause their Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting in the county of New York on the date of this Agreement. The Guarantors hereby agree that, to the extent permitted by Applicable Law, service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section 11.1 of the Credit Agreement and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Guarantors agree that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.
     (c) Waiver of Venue. Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section 4.5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     SECTION 4.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 4.7 No Waiver by Course of Conduct, Cumulative Remedies. The rights and remedies of the Administrative Agent and the other Secured Parties under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Required Lenders, the other Secured Parties, or any of them in exercising any right shall operate as a waiver of such right. The Administrative Agent and the other Secured Parties expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a Request for Advance. In the event the Lenders decide to fund a Request for Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further Request for Advance or preclude the Administrative Agent or the other Secured Parties from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the other Secured Parties, or the Required Lenders, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.
     SECTION 4.8 Successors and Assigns. This Guaranty shall be binding upon the successors and permitted assigns of each Guarantor and shall inure to the benefit of each Guarantor (and shall bind all Persons who become bound as a Guarantor under this Guaranty), the Administrative Agent and the other Secured Parties and their successors and permitted assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Lenders (in accordance with the Credit Agreement).
     SECTION 4.9 Survival of Indemnities. Notwithstanding any termination of this Guaranty, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 4.3 and any other provision of this Guaranty and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against claims arising after such termination (in respect of events occurring prior to such termination) as well as before.

     SECTION 4.10 Titles and Captions. Titles and captions of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.
     SECTION 4.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 4.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement shall be effective as delivery of a manually executed counterpart of this Agreement and delivery of or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of such other document or instrument, as applicable.
     SECTION 4.13 Integration. Except as otherwise expressly provided herein, this Agreement, the Loan Documents and the other documents described or contemplated herein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof except as expressly set forth or referred to herein or in the other Loan Documents.
     SECTION 4.14 Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Guaranty with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.
     SECTION 4.15 Acknowledgements. Each Guarantor hereby acknowledges that:
     (a) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.
     SECTION 4.16 Releases. At such time as the Guaranteed Obligations shall have been paid in full (other than contingent and expense reimbursement obligations for which no claim has been made) and the Commitments have been terminated, this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each

Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.
     SECTION 4.17 Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.13 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance satisfactory to the Administrative Agent.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty under seal by their duly authorized officers, all as of the day and year first above written.

WVLT-TV, INC., as Guarantor
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer

GRAY TELEVISION GROUP, INC., as Guarantor
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer

GRAY TELEVISION LICENSEE, INC., as Guarantor
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer

GRAY TEXAS L.P., as Guarantor By Gray Television Group, Inc., its General Partner
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer

GRAY TEXAS, LLC, as Guarantor
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer

[Signature Pages Continue]
[Gray Television Subsidiary Guaranty]

Acknowledged by the Administrative Agent as of the day and year first written above:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: Name:	/s/ Joe Mynatt Joe Mynatt
Title:	Director
[Gray Television Subsidiary Guaranty]